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Exhibit 10.8

FOURTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

        FOURTH AMENDMENT, dated as of December 31, 2002 to the Amended and Restated Loan and Security Agreement, dated as of May 22, 2000, among Houston Wire & Cable Company ("Borrower"), the lenders named therein ("Lenders") and Fleet Capital Corporation ("FCC" as agent for said Lenders (FCC, in such capacity, "Agent"). Said Amended and Restated Loan and Security Agreement, as amended by a certain First Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated as of June 13, 2000, by a certain Second Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated May 30, 2001 and by a certain Third Amendment to Amended and Restated Loan and Security Agreement by and among Borrowers, Lenders and Agent dated October 22, 2001 and as it may be further amended, is hereinafter referred to as the "Loan Agreement." The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

        WHEREAS, Lenders, Agent and Borrower desire to make certain amendment and modifications to the Loan Agreement.

        NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

        1.    6.2.1    Records, Schedules and Assignments of Accounts.    Section 6.2.1 of the Loan Agreement is hereby deleted and the following is inserted in its stead.

          6.2.1    Records, Schedules and Assignments of Accounts.    Borrower shall execute and deliver to Agent a Borrowing Base Certificate in the form attached hereto as Exhibit C on a weekly basis or, if as determined by Agent on a more frequent basis. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. On or before the 25th day of each month from and after the Closing Date, Borrower shall deliver to Agent, in form acceptable to Agent, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. The foregoing notwithstanding, Borrower shall make the deliveries required by the preceding sentence on or before the 15th day of each month, if for the immediately preceding month average Availability was less than $4,000,000 or if so requested by Agent upon reasonable notice to Borrower. In addition, if Accounts in an aggregate face amount in excess of $100,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Agent, Borrower shall notify Agent of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall be adjusted to reflect such occurrence. If requested by Agent, Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts periodically, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoices registers related thereto."

        2.    Financial Covenants.    Exhibit 8.3 to the Loan Agreement is hereby deleted and Exhibit 8.3 attached hereto and incorporated herein is inserted in its stead:

        3.    Waiver.    Agent and Lenders hereby agree to waive any Events of Default resulting from Borrower failing to comply with the provisions of Section 8.3 and Exhibit Q (Minimum EBITDA) (prior to their amendment by the terms hereof) for the fiscal period ended September 30, 2002. Such waiver shall not apply to any provision of the Loan Agreement other than Section 8.3 and Exhibit Q (Minimum EBITDA) or any fiscal period other than the period ended September 30, 2002.

        4.    Amendment Fee.    In order to induce Agent and Lenders to enter into this Fourth Amendment, Borrower shall pay to Agent for the ratable benefit of Lenders an amendment fee equal to $25,000. Said amendment fee shall be due and payable and shall be deemed fully earned and non-refundable on the date hereof.

        5.    Continuing Effect.    Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

        6.    Governing Law.    This Fourth Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

        7.    Counterparts.    This Fourth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

(Signature Page Follows)

2

(Signature Page to Fourth Amendment to Amended and Restated
Loan and Security Agreement)

        IN WITNESS WHEREOF, this Fourth Amendment has been duly executed as of the first day written above.

HOUSTON WIRE & CABLE COMPANY, as Borrower		BANK OF AMERICA, N.A., as a Lender
By:	/s/ NICOL G. GRAHAM	By:	/s/ LEA KALEBICH
Name:	Nicol G. Graham	Name:	Lea Kalebich
Title:	Secretary and Treasurer	Title:	Account Executive
HWC HOLDING CORPORATION, as Guarantor		THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender
By:	/s/ CHARLES SORRENTINO	By:	/s/ GRANT WEISS
Name:	Charles Sorrentino	Name:	Grant Weiss
Title:	Chief Executive Officer	Title:	Vice President
FLEET CAPITAL CORPORATION, as Agent and a Lender
By:	/s/ THOMAS F. KARLOV
Name:	Thomas F. Karlov
Title:	Senior Vice President

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EXHIBIT Q
FINANCIAL COVENANTS

        Consolidated Net Income—with respect to any fiscal period of Guarantor determined in accordance with GAAP on a consolidated basis; provided, however, Consolidated Net Income shall not include (a) the income (or loss) of any Person (other than a subsidiary of Guarantor) in which Guarantor or any of its respective wholly-owned subsidiaries had an ownership interest unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Guarantor or is merged into or consolidated with Guarantor; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets; (d) extraordinary gains as defined under GAAP and extraordinary non-cash losses and (e) gains (or losses) from asset dispositions (other than sales of inventory).

        EBITDA—with respect to any fiscal period, the sum of Guarantor's Consolidated Net Income plus amounts deducted in determining Consolidated Net Income in respect of: (a) any provision for (or less any benefit from) income taxes whether current or deferred; (b) amortization and depreciation expense; and (c) interest expense for such period, all as determined in accordance with GAAP.

        Fixed Charge Coverage Ratio—with respect to any period of determination, the ratio of (i) the remainder of EBITDA of Guarantor for such period less any provision for income taxes (plus any benefit from) included in the determination of Consolidated Net Income, but excluding changes in long-term and short-term deferred tax assets and liabilities, less non-financed Capital Expenditures to (ii) Fixed Charges.

        Fixed Charges—for any period of determination, the sum of (a) scheduled principal payments on Indebtedness for Money Borrowed (excluding the Seller Note) (including the principal portion of scheduled payments of Capital Lease Obligations), (b) Interest Expense included in the determination of Consolidated Net Income, but excluding any interest paid in kind, with respect to Indebtedness for Money Borrowed and (c) payments made within the applicable period in respect of that Non-Competition Agreement dated on or about May 22, 2000 by and between Borrower and T.H. Cabling L.P., a Texas limited partnership and Kent Electronics Corporation, a Texas corporation.

        Interest Expense—with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP.

Q-1

COVENANTS

        Fixed Charge Coverage Ratio—Borrowers shall not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth opposite such period below:

Period	Ratio
June 1, 2000 to September 30, 2000	.78 to 1.0
June 1, 2000 to December 31, 2000	.77 to 1.0
June 1, 2000 to March 31, 2001	.80 to 1.0
Twelve months ending June 30, 2001	.75 to 1.0
Twelve months ending September 30, 2001	.80 to 1
Twelve months ending December 31, 2001	.80 to 1
Twelve months ending March 31, 2002	.85 to 1
Twelve months ending June 30, 2002	1.00 to 1
Twelve months ending September 30, 2002	1.00 to 1
Twelve months ending December 31, 2002	1.10 to 1
Twelve months ending March 31, 2003	1.10 to 1
Twelve months ending June 30, 2003	1.10 to 1
Twelve months ending September 30, 2003	1.10 to 1
Twelve months ending December 31, 2003	1.10 to 1
Twelve months ending March 31, 2004	1.10 to 1

        Minimum EBITDA—Borrowers shall achieve EBITDA for each period set forth below of not less than the amount set forth opposite such period below:

Period	Minimum EBITDA
June 1, 2000 to September 30, 2000	$1,600,000
June 1, 2000 to December 31, 2000	$3,200,000
June 1, 2000 to March 31, 2001	$5,400,000
Twelve months ending June 30, 2001	$7,400,000
Twelve months ending September 30, 2001	$8,500,000
Twelve months ending December 31, 2001	$9,000,000
Twelve months ending March 31, 2002	$9,500,000
Twelve months ending June 30, 2002	$10,000,000
Twelve months ending September 30, 2002	N/A
Twelve months ending December 31, 2002	$6,500,000
Twelve months ending March 31, 2003	$5,500,000
Twelve months ending June 30, 2003	$5,750,000
Twelve months ending September 30, 2003	$6,250,000
Twelve months ending December 31, 2003	$6,500,000
Twelve months ending March 31, 2004	$7,000,000

Q-2

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  Exhibit 10.8